Exhibit 10.40

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (the “Amendment”) is made as of October 23, 2007 among the undersigned, Smart Business Advisory and Consulting, LLC a Delaware limited liability company (the “Borrower”), Smart Business Holdings, Inc., a Delaware corporation (the “Parent”), Bank of Montreal (“BMO”), individually and as Administrative Agent (BMO being referred to herein in such capacity as the “Administrative Agent”), and the other Lenders currently party to the Credit Agreement (together with BMO, collectively referred to herein as the “Lenders”).

PRELIMINARY STATEMENTS

A.                                   The Borrower, the Parent, the Administrative Agent and the Lenders entered into a Credit Agreement dated as of May 15, 2007 (as heretofore amended, the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.                                      The Borrower has requested that the Lenders amend certain provisions to the Credit Agreement and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                          WAIVER.

Section 1.01.                    As set forth in the Compliance Certificate delivered to the Administrative Agent on August 14, 2007 for the period ended June 30, 2007, the Borrower is in default under Section 8.22(a) (Total Leverage Ratio), 8.22(b) (Fixed Charge Coverage Ratio) and 8.22(c) (Minimum Adjusted EBITDA) of the Credit Agreement, in each case as of June 30, 2007; in addition, the Parent intends to prepay the Parent Subordinated Note issued to John K. Schultz (collectively, the “Existing Defaults”).

The Borrower has requested that the Lenders waive the Existing Defaults. Accordingly, subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Administrative Agent and the Lenders hereby waive the Existing Defaults solely with respect to the period ended June 30, 2007.

Section 1.02.                    The Parent and the Borrower acknowledge and agree that the Lenders shall not be obligated in the future to waive any provision of the Credit Agreement or the other Loan Documents as a result of having provided the waiver contained herein.

SECTION 2.                                          AMENDMENT.

Subject to satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

Section 2.01.                    The table appearing in the defined term “Applicable Margin” is hereby amended in its entirety and as so amended shall be restated to read as follows:

LEVEL	TOTAL FUNDED DEBT/EBITDA RATIO FOR SUCH PRICING DATE	APPLICABLE MARGIN FOR BASE RATE LOANS UNDER REVOLVING CREDIT AND TERM B CREDIT AND REIMBURSEMENT OBLIGATIONS SHALL BE:	APPLICABLE MARGIN FOR EURODOLLAR LOANS UNDER REVOLVING CREDIT AND TERM B CREDIT AND LETTER OF CREDIT FEE SHALL BE:	APPLICABLE MARGIN FOR COMMITMENT FEE SHALL BE:

III	Greater than or equal to 4.00	3.00%	4.50%	0.75%

II	Less than 4.00 to 1.0, but greater than or equal to 3.50 to 1.0	2.50%	4.00%	0.50%

I	Less than 3.50 to 1.0	2.00%	3.50%	0.50%

Section 2.02.                    The reference to the date “June 30, 2007” appearing in the defined term “Applicable Margin” of Section 5.1 of the Credit Agreement is hereby amended to refer to “September 30, 2008.”

Section 2.03.                    The defined term “EBITDA” appearing in Section 5.1 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

“EBITDA” means, with reference to any period (each, a “Test Period”), Net Income for such Test Period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such Test Period, (b) Tax Distributions made during such Test period to the extent permitted by Section 8.12(d) hereof, (c) depreciation of fixed assets and amortization of intangible assets for such Test Period, (d) Management Fees to the extent permitted by Section 8.12(b) hereof paid during such Test Period hereof, (e) with respect to any Test Period ended prior to March 31, 2008, the amounts set forth on Schedule 5.1 with respect to each fiscal quarter occurring during such Test Period, (f) with respect to any Test Period ended prior to June 30, 2007, non-capitalized expenses related to the Loan Documents or the Initial Acquisition Agreement or related agreements in an aggregate amount not to exceed $3,000,000, (g) amounts constituting Restricted Cash to the extent used during such period to satisfy Assumed Liabilities (to the extent the

Borrower or the Parent received a purchase price reduction, offset or adjustment for the assumption of such Assumed Liabilities) provided that the aggregate amount of such payments added back to EBITDA pursuant to this clause (g) shall not exceed $6,000,000 during the term of this Agreement, (h) with respect to any Test Period which includes any calendar month from and including July, 2007 to and including December, 2007, non-recurring severance expenses incurred during such Test Period in an aggregate amount not to exceed $1,500,000 (provided that the adjustment set forth in this clause (h) shall amortize as such expense is paid out during such period as verified by the Administrative Agent) and (i) other pro forma adjustments for such Test Period proposed by the Borrower and reasonably acceptable to the Administrative Agent.  EBITDA shall be calculated on a pro forma basis in accordance with GAAP to give effect to any Permitted Acquisition consummated at any time on or after the first day of the Test Period thereof as if each such Permitted Acquisition had been effected on the first day of such Test Period.  Notwithstanding the foregoing, EBITDA for each of the fiscal quarters ended June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007 shall be the amounts set forth on Schedule 5.1 hereof.

Section 2.04.                    The defined term “Leverage Trigger Date” appearing in Section 5.1 of the Credit Agreement is hereby deleted in its entirety and all references to such term in the Credit Agreement or the other Loan Documents shall have no further force or effect.

Section 2.05.                    The defined term “Permitted Acquisition” appearing in Section 5.1 of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (g) thereof and substituting therefore a semicolon followed by the word “and” and (ii) inserting a new clause (h) as follows:

(h)                                 the Total Funded Debt/EBITDA Ratio for the most recently completed four fiscal quarters of the Borrower is less than 4.25 to 1.0.

Section 2.06.                    The defined term “Revolving Credit Commitment” appearing in Section 5.1 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.  The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate (i) $7,500,000 at all times prior to the occurrence of the Availability Trigger Date and (ii) $20,000,000 at all times from and after the occurrence of the Availability Trigger Date.

Section 2.07.                    The defined term “Total Funded Debt” appearing in Section 5.1 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

“Total Funded Debt” means, at any time the same is to be determined, the sum (but without duplication) of (a) all Indebtedness for Borrowed Money of the Borrower and its Subsidiaries at such time other than the Indebtedness evidenced by the Parent Subordinated Notes, (b) all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Borrower or any of its Subsidiaries or which the Borrower or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Borrower or any of its Subsidiaries has otherwise assured a creditor against loss; provided, however, that for purposes of calculating Total Funded Debt, the aggregate amount of Indebtedness for Borrowed Money set forth on Schedule 8.7 hereof included in such calculation shall be reduced by (but shall not be less than zero) the aggregate amount of Assumed Liabilities of the Borrower and its Subsidiaries with respect to which the Borrower has Restricted Cash then on deposit with the Administrative Agent or another financial institution that has provided a deposit account control agreement in form and substance satisfactory to the Administrative Agent.

Section 2.08.                    Section 5.1 of the Credit Agreement is hereby amended by adding thereto new definitions of “Availability Trigger Date” and “Capital Contribution Agreement” which read as follows:

“Availability Trigger Date” means the first date upon which the Total Funded Debt/EBITDA Ratio as of the last day of any fiscal quarter is less than or equal to the corresponding ratio set forth opposite such fiscal quarter below:

PERIOD(S) ENDING	TOTAL FUNDED DEBT/EBITDA RATIO SHALL NOT BE GREATER THAN:

9/30/07 - 12/31/07	4.25 to 1.0

3/31/08 - 9/30/08	4.00 to 1.0

12/31/08 - 3/31/09	3.75 to 1.0

6/30/09 - 9/30/09	3.50 to 1.0

12/31/09 - 3/31/10	3.25 to 1.0

6/30/10 and thereafter	3.00 to 1.0

“Capital Contribution Agreement” means that certain Capital Contribution Agreement, dated as of October 23, 2007, by and among the Borrower, the Parent, Great Hill Equity Partners III, L.P., as Equity Sponsor and the Administrative Agent.

Section 2.09.                    Section 8.5 of the Credit Agreement is hereby amended by (a) deleting the period at the end of clause (h) thereof and inserting therefor “; and” and (b) inserting a new clause (i) as follows:

(i)                            together with each of the financial reports delivered pursuant to Section 8.5(c) above, a management discussion and analysis of such financial report, including billed hours, utilization rates, pipeline reports, conversion ratio, backlog and such other information and reports as the Administrative Agent may reasonably request.

Section 2.10.                    Section 6.6 of the Credit Agreement is hereby amended by inserting at the beginning thereof the following:  “Except as set forth on Schedule 6.6”.

Section 2.11.                    Section 8.16 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 8.16.                         No Changes in Fiscal Year.  The fiscal year of the Parent and its Subsidiaries ends on December 31 of each year; and the Parent shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis without the prior consent of the Administrative Agent.  Upon the effectiveness of any such change in the Parent’s fiscal year, the Parent shall deliver to the Administrative Agent and the Lenders the financial statements and audit report required by Section 8.5(b) hereof for the immediately preceding fiscal year (after giving effect to such change in fiscal year end) within 120 days following the effectiveness of such change.

Section 2.12.                    Section 8.22(a) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

(a)                                  Total Funded Debt/EBITDA Ratio.  As of the last day of each fiscal quarter of the Borrower ending during the relevant period set forth below, the Borrower shall not permit the Total Funded Debt/EBITDA Ratio to be greater than the corresponding ratio set forth opposite such period below:

PERIOD(S) ENDING	TOTAL FUNDED DEBT/EBITDA RATIO SHALL NOT BE GREATER THAN:

9/30/07	6.15 to 1.0

12/31/07 and 3/31/08	5.00 to 1.0

6/30/08 and 9/30/08	4.00 to 1.0

12/31/08 and 3/31/09	3.75 to 1.0

06/30/09 and 9/30/09	3.50 to 1.0

12/31/09 and 3/31/10	3.25 to 1.0

6/30/10 and thereafter	3.00 to 1.0

Section 2.13.                    Section 8.22(b) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Fixed Charge Coverage Ratio.  As of the last day of each fiscal quarter of the Borrower (commencing with the Borrower’s fiscal quarter ended September 30, 2007), the Borrower shall maintain a ratio of (i) EBITDA for the four fiscal quarters of the Borrower then ended, less Capital Expenditures for such period, to (ii) Fixed Charges for the same four fiscal quarters then ended of not less than the corresponding ratio set forth opposite such period below:

PERIOD ENDED	FIXED CHARGE COVERAGE RATIO SHALL NOT BE GREATER THAN:
9/30/07	0.60 to 1.0
12/31/07 and thereafter	1.10 to 1.0

Section 2.14.                    Section 8.22(c) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Minimum EBITDA.  The Borrower shall at all times, during each of the periods specified below, maintain EBITDA for the most recently completed four fiscal quarters then ended in an amount not less than the amount set forth opposite such period below (the “Minimum Required Amount”:

PERIOD	MINIMUM REQUIRED AMOUNT

9/30/07	$7,350,000

12/31/07	$9,000,000

3/31/08	$9,000,000

6/30/08	$12,000,000

9/30/08	$13,000,000

12/31/08	$14,000,000

3/31/09 - 6/30/09	$15,500,000

9/30/09 - 12/31/09	$16,000,000

3/31/10 and thereafter	$16,000,000

For purposes of this Section 8.22(c), upon the completion of any Permitted Acquisition, the Minimum Required Amount for all periods from and including the period during which such Acquisition occurs shall increase by an amount equal to 80% of the EBITDA of the Acquired Business for the 12 calendar month period most recently completed prior to the date of such Acquisition.

Section 2.15.                    Schedule 6.6 attached hereto is added to the Credit Agreement.

SECTION 3.                                          CAPITAL CONTRIBUTION AGREEMENT.

The parties hereto hereby acknowledge and agree that notwithstanding anything contained in Section 1.9(b)(ii) of the Credit Agreement, to the contrary, the Net Cash Proceeds received by the Borrower from capital contributions (“CCA Contributions”) made by Great Hill Equity Partners III, L.P. pursuant to the Capital Contribution Agreement shall be promptly applied by the Borrower as and for a mandatory prepayment of the Obligations.  The amount of each such prepayment shall be applied first to the outstanding Term Loans (as set forth in Section 1.9(c) of the Credit Agreement) until paid in full and then to the Revolving Credit.  Any CCA Contribution made by Great Hill Equity Partners III, L.P. pursuant to the Capital Contribution Agreement shall constitute an exercise of the Cure Right set forth in Section 9.6 of the Credit Agreement.

SECTION 4.                                          CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

Section 4.01.                    The Borrower, the Parent and the Required Lenders shall have executed and delivered this Amendment.

Section 4.02.                    The Borrower shall have paid to the Administrative Agent, on behalf of the approving Lenders, an amendment fee equal to 0.50% of the Lender’s Commitment.

Section 4.03.                    The Borrower, Great Hill Equity Partners III, L.P. and the Administrative Agent shall have executed the Capital Contribution Agreement.

Section 4.04.                    The Administrative Agent shall have received a written opinion of counsel to Great Hill in form and substance reasonably satisfactory to the Administrative Agent.

Section 4.05.                    Legal matters incident to the execution and delivery of this Amendment shall otherwise be satisfactory to the Administrative Agent and its counsel.

Section 4.06.                    After giving effect to this Amendment, no Event of Default shall have occurred and be continuing as of the date of this Amendment that would otherwise take effect.

SECTION 5.                                          REPRESENTATIONS.

In order to induce the Required Banks to execute and deliver this Amendment, the Borrower and the Parent, as applicable, hereby represent to the Required Banks that as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects and, unless specifically waived herein, the Borrower is in compliance with all of the terms and conditions of the Credit Agreement after giving effect to this Amendment and no Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 6.                                          MISCELLANEOUS.

Section 6.01.                    The Borrower and the Parent heretofore executed and delivered the Collateral Documents.  The Borrower and the Parent hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent and Lenders thereunder, the obligations of the Borrower and the Parent thereunder, and the Liens created and provided for thereunder in each case remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

Section 6.02.                    Except as specifically amended herein or waived hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

Section 6.03.                    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  This Amendment shall be governed by the internal laws of the State of New York.

Section 6.04.                    The Borrower agrees to pay all reasonable documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the documented reasonable fees and expenses of counsel for the Agent with respect to the foregoing.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SMART BUSINESS ADVISORY AND CONSULTING, LLC

By
Name
Title

SMART BUSINESS HOLDINGS, INC.

By
Name
Title

BANK OF MONTREAL, as L/C Issuer, and as Administrative Agent

By
Name
Title

BMO CAPITAL MARKETS FINANCING, INC., as a Lender and as Swing Line Lender

By
Name
Title

BANK OF MONTREAL, as a Lender

By
Name
Title

MC FUNDING LTD.

By:	Monroe Capital Management LLC,
as Collateral Manager

By:
Name:
Title:

MC FUNDING 2007-1 LTD.

By:	Monroe Capital Management LLC,
as Collateral Manager

By:
Name:
Title:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC,
as Investment Advisor

By:
Name:
Title:

BABSON MD-MARKET CLO LTD. 2007-II

By:	Babson Capital Management LLC,
as Collateral Manager

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

By:
Name:
Title:

CS ADVISORS CLO I LTD.

By:	CapitalSource Advisors LLC,
as Portfolio Manager and attorney-in-fact

By:
Name:
Title:

CS ADVISORS CLO II LTD.

By:	CapitalSource Advisors LLC,
as Portfolio Manager and attorney-in-fact

By:
Name:
Title:

CS ADVISORS CLO III LTD.

By:	CapitalSource Advisors LLC,
as Portfolio Manager and attorney-in-fact

By:
Name:
Title:

COLTS LLC 2007-1

By:
Name:
Title:

COLTS LLC 2005-2

By:
Name:
Title:

SCHEDULE 6.6

MATERIAL ADVERSE EFFECT

As reflected in the consolidated financial statements and Compliance Certificate delivered by the Borrower to the Administrative Agent on or about August 14, 2007, there was a material adverse change in the results of operations and financial condition of the Borrower and the Parent and its Subsidiaries taken as a whole during the period ending June 30, 2007.